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                                                                     Exhibit 1.1

                        FOCAL COMMUNICATIONS CORPORATION

                                  $275,000,000

                         11-7/8% Senior Notes due 2010


                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                 January 7, 2000


Salomon Smith Barney Inc.
Donaldson Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

          Focal Communications Corporation (the "Company"), a Delaware corporation, proposes to issue and sell to you (the "Initial Purchasers"), an aggregate of $275,000,000 in principal amount of its 11-7/8% Senior Notes due 2010 (the "Notes") subject to the terms and conditions set forth herein. The Notes are to be issued under an indenture (the "Indenture") dated as of January 12, 2000 between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

          The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder in compliance with Rule 144A under the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below) as soon as the Initial Purchasers deem advisable after this Purchase Agreement (the "Agreement") has been executed and delivered.

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          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated January 3, 2000 (the "Preliminary Memorandum") and a final offering memorandum, dated January 7, 2000 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

          The holders of the Notes will be entitled to the benefits of the Exchange and Registration Agreement dated the Closing Date (as defined herein) among the Company and the Initial Purchasers (the "Registration Agreement") in the form of Exhibit A attached hereto.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Initial Purchasers as set forth below in this
Section 1.

          (a) The Preliminary Memorandum, at the date thereof did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum at the date hereof and at all times subsequent hereto up to and including the Closing Date, does not, and will not (and, together with any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum, or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

          (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act or (ii) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner or action involving a public offering within the meaning of Section 4(2) of the Act in connection with the offering of the Notes (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf).

          (c) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 4 hereof are true and (ii) compliance by the Initial Purchasers with the covenants set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with this

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     Agreement and the Final Memorandum to register the Notes under the
     Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) The Notes satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts (as defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf).

          (f) The Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the Notes.

          (g) The Company agrees to permit the Notes to be designated PORTAL eligible securities and will pay the requisite fees related thereto.

          (h) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Notes (except as contemplated by this Agreement and as disclosed in the Final Memorandum).

          (j) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any offering of the Notes.

          (k) The information provided by the Company pursuant to Section 5(k) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Each of the Company and its subsidiaries (as hereinafter defined) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated or organized with requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect (as hereinafter defined).

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          (m) All the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

          (n) The Company is a holding company which derives all of its revenues from the operations of its subsidiaries. Except as set forth on Schedule II, the Company does not have any investment in any person other than its investments in its subsidiaries.

          (o) Neither the Company nor any of its subsidiaries is in violation of its articles or by-laws or in default in the performance of any indenture or other agreement or instrument to which it is a party or by which it is bound or to which it or any of its properties is subject, which default or defaults individually or in the aggregate would have a Material Adverse Effect.

          (p) Except as otherwise set forth in the Final Memorandum, the (i) issuance and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement, (ii) execution, delivery and performance of this Agreement, the Registration Agreement and the Indenture by the Company, (iii) compliance by the Company with all the provisions hereof and thereof and (iv) consummation on the Closing Date of the transactions contemplated hereby and thereby by the Company do not require any consent, permission, authorization, approval or order of, or filing or registration with or notice to, any court, regulatory body, administrative agency or other governmental body (except as may be required under blue sky laws of the various states of the United States and those consents, permissions, authorizations, approvals, orders, filings, registrations or notices which have been obtained or made, as the case may be, or may be obtained or made, as the case may be, pursuant to the Registration Agreement) and do not and will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under, (i) the articles, by-laws or other governing documents of the Company or any subsidiary, (ii) any material statute, rule or regulation applicable to the Company or any subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their respective properties is subject, or (iv) any other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their respective properties is subject.

          (q) (i) There are no restrictions (other than restrictions which have been waived) on the corporate power and capacity of the Company to enter into this Agreement, the Indenture and the Registration Agreement, to execute and sell the Notes, or to carry out its obligations hereunder and thereunder; (ii) the execution

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     and delivery of this Agreement, the Indenture and the Registration
     Agreement and the consummation on the Closing Date of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part the Company; (iii) this Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iv) when duly executed and delivered by the Company and the other parties thereto, each of the Indenture and the Registration Agreement will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (r) The authorized capital stock of the Company as of January 7, 2000 is as set forth in the Final Memorandum under "Capitalization"; all the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (s) The Notes have been duly authorized for issuance and sale by the Company to the Initial Purchasers and will, upon execution and delivery of the Indenture, and when issued, executed and delivered in accordance with the Indenture, and paid for in accordance with the terms of this Agreement, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (t) The statements in the Final Memorandum under the headings "Risk Factors--Reciprocal Compensation--Reciprocal compensation represents a substantial portion of our revenues; a greater than expected decrease in reciprocal compensation revenues could have a material adverse effect on us", "Risk Factors--Regulation--We are subject to significant regulation that could change in a manners adverse to us", "Risk Factors--Relationship with ILECs--Our reliance on ILEC interconnection and changes to our agreements with the ILECs could have a material adverse effect on us", "United States Federal Tax Considerations for Non-U.S. Holders of Common Stock", "Business--Regulation" and "Business--Legal and Administrative Proceedings" fairly and accurately summarize in all material respects the matters therein described.

          (u) No permit, consent, approval, license, authorization, or order of, or filing, registration or qualification with any court or governmental agency or body

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     is required in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Notes or the consummation by the Company of the other transactions contemplated herein, except such as may be required under the Securities Act or pursuant to other applicable requirements in connection with the Registration Agreement, and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

          (v) The execution, delivery and performance of this Agreement, the issue and sale of the Notes, the consummation by the Company of the transactions herein contemplated and the fulfillment of the terms hereof by the Company will not conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to,
     (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, and that is material to the Company and its subsidiaries, taken as a whole, or (iii) any statute, law, rule, regulation, ordinance, judgment, requirement, order or decree applicable to the Company or any of its subsidiaries, including, without limitation, the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, as amended (collectively referred to as the "Telecommunications Act"), and the rules and regulations of the Federal Communications Commission (the "FCC"), of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their assets or properties.

          (w) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial and Operating Data" in the Final Memorandum present fairly, on the basis stated in the Final Memorandum, the information included therein.

          (x) There is (i) no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property pending or, to the best knowledge of the Company, threatened and
     (ii) no local, state, or federal law, statute, ordinance, regulation, requirement, judgment or court decree (including without limitation, the Telecommunications Act and the rules and regulations of the FCC) or order that has been adopted, enacted or issued by any governmental agency or to the best of the Company's knowledge, that has been proposed by any

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     governmental body, that (a) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (b) could reasonably be expected to have a material adverse effect on the financial condition, prospects, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated by the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers.)

          (y) Each of the Company and its subsidiaries (i) owns or leases all material properties as are necessary to the conduct of its operations as presently conducted, (ii) has good and marketable title to all of the properties and assets described in the Final Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Final Memorandum or as would not have a Material Adverse Effect, and (iii) has peaceful and undisturbed possession under all material leases to which it is a party as lessee.

          (z) Neither the Company nor any of its subsidiaries is in violation of or default under (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject and that is material to the Company and its subsidiaries taken as a whole, or (iii) any state, local or federal statute (including, but not limited to, the Telecommunications Act and the rules and regulations of the
     FCC), law, rule, regulation, ordinance, judgment, order, decision or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, including, but not limited to, the FCC and any state authority having jurisdiction over the Company or its subsidiaries or over their respective assets or properties, except for such noncompliance or violations which would not have a Material Adverse Effect.

          (aa) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (bb) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes to the Initial Purchasers.

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          (cc) The Company has filed in a timely manner all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Underwriters)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers.)

          (dd) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent (including, without limitation, any unfair labor practice complaint against the Company or any of its subsidiaries before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board), and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers.)

          (ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers.)

          (ff) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as provided by laws regulating the payment of dividends by a subsidiary to a parent, as otherwise described in or contemplated by the Final Memorandum.

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          (gg) The Company and its subsidiaries possess all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings (including but not limited to tariffs and annual filing with the appropriate federal, state, local or foreign regulatory authorities ("Authorizations") (including, without limitation, the FCC) necessary to conduct their respective businesses as presently conducted by them in all material respects, and neither the Company nor any such subsidiary has any reason to believe that any regulatory authority is considering limiting, modifying, suspending or revoking any such Authorization, except to the extent that, if the subject of an unfavorable decision, ruling or finding, such action or actions, individually or in the aggregate, would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers.) All such Authorizations are in full force and effect, and each of the Company and its subsidiaries is in compliance with the terms and conditions thereof and with the rules and regulations of regulatory bodies having jurisdiction with respect thereto except for such failure to be in full force and effect or non-compliance that would not have a Material Adverse Effect.

          (hh) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ii) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of, and the Company has not, directly or indirectly, bid for, purchased or attempted to induce any person to bid for or purchase, any security of the Company to facilitate the sale or resale of the Notes (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf).

          (jj) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and have not been named as a "potentially responsible party" under the Comprehensive Environmental

                                       9
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     Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or being named a "potentially responsible party" would not, individually or in the aggregate, have a Material Adverse Effect or as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers).

          (kk) The costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto not consented to in writing by the Initial Purchasers).

          (ll) Neither the Company nor any of its subsidiaries has any defined benefit plans.

          (mm) The subsidiaries listed on Exhibit B attached hereto (the "Material Subsidiaries") are the only "significant subsidiaries" of the Company as defined by Rule 1-02 of Regulation S-X.

          (nn) The Company and its subsidiaries own, possess, license or have other rights to use or can acquire, on reasonable terms, all material patents, patent rights, trade and service marks, trade names, copyrights, licenses, trade secrets, know-how, and unpatented and/or unpatentable proprietary confidential information (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Memorandum to be conducted, except where the failure to own, possess, license or have other rights to use or the inability to acquire on reasonable terms would not have a Material Adverse Effect. Except as set forth in the Final Memorandum, (a) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property other than rights that would not have a Material Adverse Effect ; (b) to the knowledge of the Company there is no material infringement by third-parties of any such Intellectual Property other than infringement that would not have a Material Adverse Effect; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others (i) challenging the Company's rights in or to any such Intellectual Property, (ii) challenging the validity or scope of any such Intellectual Property, or (iii) that the Company infringes or otherwise violates any Intellectual Property rights of others, and (iv) the Company is unaware of any facts which would form a reasonable basis for any such claim, in each case set forth in clauses (i) through (iv) above which, if successful, could have a Material Adverse Effect; and (d) the Company neither owns nor licenses any patents.

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          (oo) The Company and its subsidiaries have reviewed their operations to evaluate the extent to which their respective businesses or operations will be affected by the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believes that such risk will not have a Material Adverse Effect. The description of the Company's action in respect of the Year 2000 Problem contained in the Final Memorandum fairly and accurately summarizes in all material respects the matters therein described.

          (pp) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed, conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports, as so amended contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (qq) Since the date of the most recent financial statements incorporated by reference in the Final Memorandum, there has been no Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum.

     Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each of the Initial Purchasers.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Notes set forth opposite such Initial Purchaser's name in
Schedule I hereto. The Initial Purchasers agree to pay the Company an amount equal to 99.28% of the aggregate principal amount of the Notes, plus accrued interest, if any, from January 12, 2000 to the Closing Date. The Company agrees to pay to the Initial Purchasers a commission equal to 2.50% of the aggregate principal amount of the Notes, which commission may be offset against the Initial Purchasers' obligations to pay the purchase price.

          3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 9:00 AM, New York City time, on January 12, 2000 or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in
Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through Salomon Smith Barney Inc. of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available U.S. funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers not less than two business days prior to the Closing Date. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601.

Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the certificates for the Notes available for inspection by the Initial Purchasers in Chicago, Illinois, at the offices of Jones, Day, Reavis & Pogue, not later than 1:00 PM on the business day prior to the Closing Date.

          4. Offering of Notes.

          (a) Each Initial Purchaser (i) represents and warrants to and agrees with the Company that it, its Affiliates and any person acting on its or its Affiliates' behalf, have not solicited and will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except pursuant to a registered public offering as provided in the Registration Agreement or, with respect to Notes sold in reliance on Regulation S, by means of any directed selling efforts, (ii) acknowledges that it is purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act and that the Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act,
(iii) severally and not jointly, represents and warrants to and agrees with the Company that:

               (1) it has not offered or sold, and will not offer or sell, any Notes except (A) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, or (B) in accordance with the restrictions set forth in Exhibit C hereto.

               (2) it is a qualified institutional buyer (as defined in Rule
               144A) with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Notes, it believes it has received all of the information it considers necessary or appropriate for deciding whether to make an investment in the Notes, and will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum;

and (iv) represents and warrants that:

               (1) it has not offered or sold, and prior to the expiry of six months from the Closing Date will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

               (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by them in relation to the Notes in, from or otherwise involving the United Kingdom.

               (3) it has only issued or passed on and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue or sale of the Notes, if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          (b) Each Initial Purchaser understands that the Company and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 6(a) hereof, counsel for the Company and Virginia counsel for the Company will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

          (c) Each Initial Purchaser represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Final Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

               (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Final Memorandum or any such other material, in all cases at its own expense; and

               (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold with the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.

          5. Agreements. The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and its counsel, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes.

          (b) Except as set forth in paragraph (c) of this Section 5, the Company will not amend or supplement the Final Memorandum prior to the completion of the sale of the Notes by the Initial Purchasers without prior consent of the Initial Purchasers, which consent will not be unreasonably withheld.

          (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide, at its own expense, to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

          (d) The Company will take such action as the Initial Purchasers may reasonably request to qualify the Notes for sale by the Initial Purchasers in the manner contemplated by the Registration Agreement and under the securities or blue sky laws of the United States as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Notes by the Initial Purchasers.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them except for any such Notes resold in a transaction registered under the Securities Act or pursuant to an exemption therefrom.

           (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), under circumstances that would require the registration of the Notes under the Securities Act, except as contemplated in the Registration Agreement.

          (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

          (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts (as defined in Regulation S) with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Agreement, and the Company, its Affiliates and each person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (j) The Company will not, until 90 days following the date of the Final Memorandum, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or any securities exchangeable for debt securities or any securities exchangeable for debt securities issued or guaranteed by the Company (other than the Notes or pursuant to a registered public offering as provided in the Registration Agreement or except as may be required by the indenture dated as of February 18, 1998 between the Company and the Trustee), or enter into any agreement to do any of the foregoing. The Company will not at any time offer, sell or contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes as contemplated by this Agreement and the Final Memorandum.

          (k) The Company will furnish copies of all information, documents or other reports required to be filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act to the holders of the Notes at the time the Company is required to file the same with the Trustee under the Indenture and will make such information, documents or other reports available to prospective investors who request it in writing. This covenant is intended to be for the benefit of the holders of the Notes, and prospective investors in the Notes.

          (l) The Company will not be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

          (m) The Company shall include information substantially in the form set forth in Exhibit D in each Final Memorandum.

          (n) The Company will apply the net proceeds from the sale of the Notes in the manner specified under the caption "Use of Proceeds" in the Final Memorandum.

          (o) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in any act prohibited by Regulation M.

          (p) The Notes will bear the legend set forth in Exhibit C until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions of transfer described therein.

          (q) The Company and each of its subsidiaries will do and perform all things required by it prior to or after the Closing Date and to satisfy all conditions precedent on its part prior to delivery of the Notes.

          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the continued accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and at the Closing Date to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused each of Jones, Day, Reavis & Pogue, counsel for the Company, and Swidler Berlin Shereff Friedman, LLP, Virginia counsel for the Company, to have furnished to the Initial Purchasers their respective opinions, each dated the Closing Date and addressed to the Initial Purchasers, to the effect set forth in Exhibits E-1 and E-2 hereto, respectively.

          (b) The Company shall have requested and caused Swidler Berlin Shereff Friedman, LLP, regulatory counsel for the Company, to have furnished to the Initial Purchasers their opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect set forth in Exhibit F hereto.

          (c) The Representatives shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Final Memorandum (together with any supplement thereto) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they may require for the purpose of enabling them to pass upon such matters.

          (d) Each of the following conditions shall have been satisfied and the Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company or such other duly authorized officers of the Company, dated the Closing Date, to the effect that the signatories thereto have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements incorporated by reference in the Final Memorandum, there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

               (iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and pro forma information incorporated by reference in the Final Memorandum and reported on by them comply as to form in all material respects with generally accepted accounting principles;

               (ii) based upon a reading of the latest unaudited consolidated financial statements made available by the Company; their limited review in accordance with the standards established by the American Institute of Certified Public Accountants ("AICPA") of the unaudited interim financial information for the date covered by such financial statements for the period; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; such specified procedures would include, but are not limited to, a reading of minutes of the shareholders' and directors' meetings (and any meetings of committees of the Board of Directors) of the Company, and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing has come to their attention that causes them to believe that:

                    (1) any unaudited financial statements incorporated by reference in the Final Memorandum do not comply as to form in all material respects with accounting requirements of the Securities Act and with the published rules and regulations of the Commission; and any unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Final Memorandum; or

                    (2) with respect to the period subsequent to December 31, 1998, there were any changes, at January 7, 2000, in the long-term obligations of the Company and its subsidiaries or capital stock of the Company or decreases in the consolidated assets or shareholders' equity of the Company as compared with the amounts shown on the December 31, 1998 consolidated balance sheet incorporated by reference in the Final Memorandum, or for the period from December 31, 1998 to January 7, 2000 there were any decreases, as compared with the corresponding period in the preceding year, in net sales, operating expenses, operating income or income (loss) before income taxes and extraordinary items or in total, of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Final Memorandum is mathematically accurate and agrees with the accounting records of the Company and its subsidiaries, in each case, excluding any questions of legal interpretation.

          All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change, decrease or increase specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, proposed business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or
     (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

          (g) On or prior to the Closing Date, the Registration Agreement, in form and substance satisfactory to the Company and its counsel and the Initial Purchasers and their counsel, shall have been executed and shall have been delivered to you and the Trustee.

          (h) On or prior to the Closing Date, the Company and the Trustee shall have entered into and delivered the Indenture and the Initial Purchasers shall have received a counterpart, conformed as executed, thereof. The Indenture shall be in full force and effect.

          (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Paul, Hastings, Janofsky & Walker LLP, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601, on the Closing Date.

          7.   Reimbursement of Expenses.

          If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Notes on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum or any information provided by the Company to any holder or prospective investor in Notes pursuant to Section 5(k), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); provided, further that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling, or any director, officer, employee or agent of, such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Notes to such person, if the Final Memorandum (as so amended and supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and if the Company has previously furnished copies thereof in sufficient quantity to such Initial Purchaser. This indemnity agreement will be in addition to any liability which the Company otherwise have.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, employees and agents, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense, which counsel, together with one local counsel in each jurisdiction, shall act on behalf of all the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, for any reason, the Company, on the one hand, and the Initial Purchasers, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase commissions (before deducting expenses), in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial

Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time
(i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System ("Nasdaq") shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or Nasdaq, (ii) a general moratorium on commercial banking activities in New York or the United States shall have been declared by the relevant authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum.

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Smith Barney Inc., at Seven World Trade Center, New York, New York 10048 (telephone:
(212) 783-7000, facsimile: (212) 783-4799), attention: Stephen M. Winningham, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 (telephone: (212) 318-6400, facsimile (212) 319-4090), attention:
William F. Schwitter; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 N. LaSalle, Chicago, Illinois 60601 (telephone: (312) 895-8400; facsimile: (312) 895-8403), attention: Joseph A. Beatty, Executive Vice President and Chief Financial Officer, with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601 (telephone:
(312) 782-3939, facsimile (312) 782-8585), attention: Elizabeth C. Kitslaar.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

          14. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

          15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                       Very truly yours,


                                       Focal Communications Corporation


                                       By /s/ John R. Barnicle
                                         ------------------------------
                                         Name: John R. Barnicle
                                         Title: Director, Executive Vice
                                                President and Chief
                                                Operating Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Donaldson Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC


By:  Salomon Smith Barney Inc.


By /s/ Robert F. Doherty
  ----------------------------
  Name: Robert F. Doherty
  Title: Director

                                  SCHEDULE I

                                                                Principal Amount
                                                                    of Notes
                     Initial Purchasers                         to be Purchased
                     ------------------                         ----------------
Salomon Smith Barney Inc. ...................................     $137,500,000
Donaldson, Lufkin & Jenrette Securities Corporation .........     $ 55,000,000
Morgan Stanley & Co. Incorporated ...........................     $ 41,250,000
TD Securities (USA) Inc. ....................................     $ 27,500,000
Banc of America Securities LLC ..............................     $ 13,750,000
                                                                  ------------
Total .......................................................     $275,000,000
                                                                  ============

                                  SCHEDULE II

                              COMPANY INVESTMENTS
                       (other than Company Subsidiaries)


Mantiss Information Corporation          6.72 shares of Series A Preferred Stock

650 Townsend LLC                         50% interest

                                                                       EXHIBIT A


              FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                        FOCAL COMMUNICATIONS CORPORATION


                         11-7/8% Senior Notes due 2010


                 [FORM OF EXCHANGE AND REGISTRATION AGREEMENT]


                                                              New York, New York
                                                                January   , 2000



Salomon Smith Barney Inc.
Donaldson Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          Focal Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to you (the "Initial Purchasers"), upon the terms set forth in a Purchase Agreement, dated January 7, 2000 (the "Purchase Agreement") among the Initial Purchasers and the Company, its 11-7/8% Senior Notes due 2010 (the "Notes"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Notes and the Transfer Restricted Notes (as defined herein) (including you) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Closing Date" has the meaning set forth in the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Company" has the meaning set forth in the preamble hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" means the 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities, for New Notes.

          "Final Memorandum" has the meaning set forth in the Purchase
Agreement.

          "Holder" has the meaning set forth in the preamble hereto.

          "Indenture" means the Indenture relating to the Notes, dated as of January 12, 2000, between the Company and Harris Trust and Savings Bank, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" has the meaning set forth in the preamble hereto.

          "Initial Purchasers" has the meaning set forth in the preambles hereto.

          "Majority Holders" means the Holders of a majority of the aggregate principal amount of notes registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

          "New Notes" means notes of the Company identical in all material respects to the Transfer Restricted Notes (except that the transfer restrictions and registration rights provisions will be modified or eliminated, as appropriate), to be issued under the Indenture or the New Note Indenture.

          "New Note Indenture" means an indenture between the Company and the New Note Trustee, identical in all material respects with the Indenture.

          "New Note Trustee" means a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the New Notes under the New Note Indenture; provided that initially the Trustee shall serve as trustee with respect to the New Notes under the New Note Indenture unless prohibited from so acting by applicable laws.

          "Notes" has the meaning set forth in the preamble hereto.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Notes or the New Notes, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Preliminary Memorandum" has the meaning set forth in the Purchase Agreement.

          "Purchase Agreement" has the meaning set forth in the preambles hereto.

          "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Transfer Restricted Notes, a like principal amount of the New Notes.

          "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Transfer Restricted Notes or the New Notes pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Restricted Holder" means (i) a holder that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or (ii) a holder who has arrangements or understandings with any person to participate in the Registered Exchange Offer for the purpose of distributing New Notes.

          "Shelf Registration" means a registration effected pursuant to Section 3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Transfer Restricted Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Note" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer or a Restricted Holder for a New Note in the Registered Exchange Offer that is freely transferable under the Act, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of such Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act.

          "Trustee" means the trustee with respect to the Notes under the Indenture.

          "Underwriter" means any underwriter of notes in connection with an offering thereof under a Shelf Registration Statement.

          2. Registered Exchange Offer; Resales of New Notes by Exchanging Dealers; Private Exchange. (a) The Company shall prepare and, not later than 90 days following the Closing Date shall file with the Commission, the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 210 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Transfer Restricted Notes for New Notes (assuming that such Holder is not a Restricted Holder) to trade such New Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of at least two-thirds of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Company shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

            (iv) comply in all respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

            (i) accept for exchange all Transfer Restricted Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer; provided that the Company shall only accept Transfer Restricted Notes of a Holder who has represented that any New Notes to be received by such Holder will be acquired in the ordinary course of such Holder's business, such Holder has no arrangements with any other person to participate in the distribution of the New Notes, and such Holder is not an Affiliate of the Company, or if such Holder is an Affiliate of the Company, that such Holder will comply, to the extent applicable, with the registration and prospectus delivery requirements of the Act;

            (ii) deliver to the Trustee for cancellation or notation of reduction in principal amount all Transfer Restricted Notes so accepted for exchange; and

            (iii) cause the Trustee or the New Note Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Transfer Restricted Notes, New Notes equal in principal amount to the Transfer Restricted Notes of such Holder so accepted for exchange.

          (e) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

            (i) include the information substantially in the form set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement; the information set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer; the information substantially in the form set forth in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement; and the information substantially in the form set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

            (ii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          The Company shall be deemed not to have used its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective during the requisite period if it voluntarily takes any action that would result in Holders of notes covered thereby not being able to offer and sell such notes during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the party purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Transfer Restricted Notes, a like principal amount of New Notes. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

          3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days after the Closing Date; (iii) the Registered Exchange Offer is not consummated (it being understood that, for purposes of this clause (iii) and clause (iii) of Section 5 hereof, "consummated" shall mean that the Company has offered the New Notes in exchange for surrender of the Transfer Restricted Notes pursuant to the Registered Exchange Offer, kept the Registered Exchange Offer open for the period required by Section 2(c)(ii) hereof and fulfilled all of its other obligations hereunder in connection with the Registered Exchange Offer) within 240 days of the Closing Date; (iv) any Initial Purchaser so requests with respect to

Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof; (v) any Holder (other than an Initial Purchaser or a Restricted Holder) does not receive freely tradeable New Notes in the Registered Exchange Offer (it being understood that, for purposes of this clause (v), (x) the requirement that a Holder deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Notes acquired in exchange for such Transfer Restricted Notes shall result in such New Notes being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not "freely tradeable"), the following provisions shall apply:

          (a) The Company shall, at its cost, as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this
Section 3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Notes or the New Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, that with respect to New Notes received by an Initial Purchaser in exchange for Transfer Restricted Notes constituting any portion of an allotment remaining unsold after 30 days following the date hereof, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years (or any shorter period under Rule 144(k) under the Securities Act) from the date the Shelf Registration Statement is declared effective by the Commission (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser) or such shorter period that will terminate when all the Transfer Restricted Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of notes covered thereby not being able to offer and sell such notes during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to you and to each Holder, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you or any Holder reasonably may propose.

          (b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

            (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

            (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

            (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of Notes included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request if required by applicable law for delivery by such Exchanging Dealer in connection with a sale of New Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

          (i) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) The Company shall cooperate with the Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request at least two business days prior to sales of Notes pursuant to such Registration Statement.

          (k) Upon the occurrence of any event contemplated by paragraph 4(c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Transfer Restricted Notes or

New Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Transfer Restricted Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its note holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Company shall cause the Indenture or the New Note Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

          (o) The Company may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement, and may exclude from any such registration the Notes of any such holder who fails to furnish such information within 10 days after such request; provided that such Shelf Registration Statement is declared effective by the Commission within 60 days after such 10-day period.

          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably request in writing should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Company and the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

          (r) In the case of any Shelf Registration Statement, the Company shall
(i) subject to the requesting Holder entering into a reasonable confidentiality agreement, make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information provided pursuant to clause (i) or clause (ii) hereof that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
(iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters set forth in the

Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) In the case of any Exchange Offer Registration Statement, the Company shall (i) make reasonably available for inspection by any Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information provided pursuant to clause (i) or (ii) hereof that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering those matters set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and its counsel, addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or its counsel; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by such Initial Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by such Initial Purchaser or its counsel; and (vi) deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section 4(s) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          5. Additional Interest Under Certain Circumstances. In the event that (i) the Exchange Offer Registration Statement has not been filed with the Commission on or prior to the 90th day following the date hereof; (ii) the Exchange Offer Registration Statement has not been declared effective prior to the 210th day following the date hereof; (iii) either the Registered Exchange Offer has not been consummated or the Shelf Registration Statement has not been declared effective on or prior to the 240th day following the date hereof; or
(iv) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes or New Notes in accordance with and during the periods specified in Section 3(b) hereof (because either (A) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (B) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder) without, in the case of (A) or (B), being succeeded promptly by an amendment or supplement to the Registration Statement or related prospectus or additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv) a "Registration Default"), interest ("Additional Interest") will accrue on the Transfer Restricted Notes and the New Notes (in addition to the stated interest on the Transfer Restricted Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will be payable in cash semiannually in arrears on the January 15 and July 15 of each year, beginning on January15 or July15 immediately succeeding a Registration Default, at a rate per annum equal to 0.50% during the 90-day period immediately following the occurrence of any Registration Default increasing by a rate per annum equal to 0.25% at the end of each subsequent 90-day period. In no event shall such rate per annum exceed 1.50% in the aggregate regardless of the number of Registration Defaults.

          6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Notwithstanding the foregoing, the holders of the Notes being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such Notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above, transfer taxes on resale of any of the Notes by such holders and any advertising expenses incurred by or on behalf of such holders in connection with any offers they may make.

          7. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Notes covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling, or any director, officer, employee or agent of, such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Notes to such person, if the Final Memorandum (as so amended and supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and if the Company has previously furnished copies thereof in sufficient quantity to such Initial Purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses (as defined herein) of, as provided in Section 7(d), any underwriters of Notes registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

          (b) Each Holder of Notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, officers, employees and agents, and (iii) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          In addition, the Company may require, as a condition to including any Notes in any Shelf Registration Statement filed pursuant to this Agreement and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the holder of such Notes and from each underwriter named in any such underwriting agreement agreeing to indemnify the persons named above in this
Section 7(b) on substantially the same basis as that of the indemnification provided in this Section 7(b).

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel limited, however, to the reasonable fees, costs and expenses of one counsel and one local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a New Note, applicable to the Note which was exchangeable into such New Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holder shall be deemed to be equal to the value of receiving Transfer Restricted Notes or New Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.

     8. Miscellaneous. (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its Notes that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof (other than agreements which the parties thereto have waived such conflicting or inconsistent provisions with respect to this Agreement and the Notes).

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Note

     Registrar (as defined in the Indenture) under the Indenture, with a copy in like manner to Salomon Smith Barney Inc.;

          (2) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (3) if to the Company, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given when received.

     The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (d) Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Notes and/or New Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Notes and/or New Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regards to principles of conflicts of law.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (i) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Transfer Restricted Notes or New Notes is required hereunder, Transfer Restricted Notes or New Notes, as applicable, held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                    [Remainder of Page Intentionally Blank]

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                              FOCAL COMMUNICATIONS CORPORATION


                              By:_____________________________________
                                     Name:
                                     Title:



The foregoing Agreement is
hereby accepted as of the
date first written above

SALOMON SMITH BARNEY INC.
DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
TD SECURITIES (USA) INC.
BANC OF AMERICA SECURITIES LLC


By:  SALOMON SMITH BARNEY INC.


     By:________________________________
          Name:
          Title:

                                                                         ANNEX A


          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


          Each broker-dealer that receives New Notes for its own account in exchange for Transfer Restricted Notes, where such Transfer Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                                                                         ANNEX C

                             PLAN OF DISTRIBUTION
                             --------------------

          Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Notes where such Transfer Restricted Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 2000, all dealers effecting transactions in the New Notes may be required to deliver a prospectus./1/

          The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the

----------------

/1/ In addition, the legend required by Item 502(e)of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus and, if applicable, any additional information required by Items 507 and/or 508 of Regulation S-K.

Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Act.

                                                                         ANNEX D

Rider A
-------

[_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

     Name:
           -------------------------------------------------------------------
     Address:
              ----------------------------------------------------------------

     -------------------------------------------------------------------------



Rider B
-------

          If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Transfer Restricted Notes, it represents that the Transfer Restricted Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                                       EXHIBIT B

                                  SUBSIDIARIES

Focal Communications Corporation of New York
Focal Communications Corporation of the Mid-Atlantic
Focal Communications Corporation of New Jersey
Focal Communications Corporation of Virginia
Focal Communications Corporation of Massachusetts
Focal Communications Corporation of Florida
Focal Communications Corporation of Illinois
Focal Communications Corporation of Pennsylvania
Focal Communications Corporation of Michigan
Focal Communications Corporation of California
Focal Communications Corporation of Washington
Focal Communications Corporation of Ohio
Focal Telecommunications Corporation
Focal Communications Corporation of Texas
Focal Communications Corporation of Missouri
Focal Communications Corporation of Georgia
Focal Communications Corporation of Colorado
Focal Communications Corporation of Wisconsin
Focal Financial Services, Inc.
Focal International Corp.

                                                                       EXHIBIT C


                      Selling Restrictions for Offers and
                        Sales outside the United States

     (1)(a) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of its initial distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in the United States with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 4(a)(1)(A) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their initial distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and January 7, 2000, except in either case in accordance with Regulation S, Rule 144A or other exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.

     (c) Terms used in this Section have the meanings given to them by Regulation S.

                                                                       EXHIBIT D



                              NOTICE TO INVESTORS


Offers and Sales by the Initial Purchasers
------------------------------------------

          The Notes have not been registered under the Securities Act and may not be offered or sold in the United States to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act in a private sale exempt from the registration requirements of the Securities Act and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act.

Investor Representations and Restrictions on Resale
---------------------------------------------------

          Each purchaser of the Notes will be deemed to have represented and agreed as follows:

          (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Notes for investment purposes and not for distribution, or a foreign purchaser outside the United States;

          (2) it acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities laws and may not be sold or otherwise transferred except as permitted below;

          (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within two years after the date of original issuance of the Notes or, if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the applicable legend as set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not book-entry form), (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form) who has certified to the Company and the Trustee for the Notes that such transferee is an Institutional Accredited Investor and is acquiring the Notes for investment purposes and not for distribution,
     (v) pursuant to an exemption from the registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions; and

          (4) with respect to the Notes, it understands that the notification requirement referred to in (3) above will be satisfied, in the case only of transfers by physical delivery of certificated Notes other than a global certificate, by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the Company:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS
          NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING

          RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
          (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.";

          (5) (i) it is able to fend for itself in the transactions contemplated by this offering memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          (6) it has received a copy of this offering memorandum and acknowledges that it has had access to such financial and business matters and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Notes;

          (7) you acknowledge that prior to any proposed transfer of Notes in certificated form or of beneficial interests in a Global Note (in each case other than pursuant to an effective registration statement), you or the holder of beneficial interests in a Global Note, as the case may be, may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in the indenture;


          (8) It shall not sell or otherwise transfer Notes to, and each purchaser represents and covenants that it is not acquiring the Notes for or on behalf of, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or plan (as defined in Section 4975 of the Code) (collectively, a "Benefit Plan"), except that such a purchase for or on behalf of a Benefit Plan shall be permitted:

          (a) to the extent such purchase is made by or on behalf of a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 issued by the Department of

               Labor ("PTCE 91-38"), and the purchase and holding of the Notes is exempt under PTCE 91-38;

          (b) to the extent such purchase is made by or on behalf of an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor ("PTCE 90-1"), maintained by the purchaser, and the purchase and holding of the Notes is exempt under PTCE 90-1;

          (c) to the extent of such purchase is made by or on behalf of an "investment fund" (within the meaning Part V of Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor ("PTCE 8-14")) in which the Benefit Plan has an interest, and which is managed by a qualified professional asset manager, as such term is used in PTCE 84-14 and the purchase and holding of the Notes is exempt under PTCE 84-14;

          (d) to the extent such Benefit Plan is a governmental or church plan (as defined in Section 3 of ERISA) which is not subject to the prohibited transaction rules of ERISA or the Code;

          (e) to the extent that such purchase is made by or on behalf of an insurance company general account, as such term is defined in Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor on July 12, 1995 ("PTCE 95-60") and such purchase and holding of the Notes is exempt under the provisions of PTCE 95-60; or

          (f) to the extent that such purchase is made using assets of such a Benefit Plan which are subject to the discretionary authority or control of an "in-house asset manager," as that term is defined in Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor on April 10, 1996 ("PTCE 9-23"), and such purchase and holding of the Notes is exempt under PTCE 96-23.

          (9) you acknowledge that the trustee for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to us and to the trustee that you have complied with the restrictions set forth herein; and


          (10) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

                                                                     EXHIBIT E-1

                             FORM OF JDR&P OPINION

                                     E-1-1

                            [FORM OF JDR&P OPINION]

                               January ___, 2000



Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
TD Securities (USA) Inc.
Banc of America Securities, LLC
c/o Salomon Smith Barney, Inc.
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

     We have acted as counsel to Focal Communications Corporation, a Delaware corporation ("Focal"), in connection with: (a) the negotiation and execution of the Purchase Agreement dated January 7, 2000 (the "Purchase Agreement") by and between Focal and you (the "Initial Purchasers") relating to the sale of Focal's 11-7/8% Senior Notes due 2010 (the "Senior Notes") and (b) the final offering memorandum (the "Final Memorandum"), dated January 7, 2000 which describes the terms of the Senior Notes, the terms of Focal's offering of the Senior Notes, and Focal and its business. This letter is being furnished to you pursuant to
Section 6(a) of the Purchase Agreement. Capitalized terms used but not defined in this letter have the meanings given to such terms in the Purchase Agreement.

     In rendering the opinions expressed herein, we have assumed without any independent investigation: (a) that the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so (other than if such person is or was an officer of Focal), (b) the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (c) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities. With your permission, we have relied as to matters of fact upon certificates of officers of Focal, and have not independently verified the accuracy of the statements contained in such certificates.

     In addition, in rendering our opinions below regarding good standing, we have relied exclusively upon certificates of public officials of the relevant jurisdictions. In rendering the opinion in paragraph (a) (viii) below with respect to pending litigation, we have reviewed only those matters that potentially involve loss contingencies and that Focal has referred to us for

                                     E-1-2

Salomon Smith Barney Inc., et al.
January ___, 2000


legal representation and with respect to which we have given substantive attention subsequent to December 31, 1998. We have identified those matters by making inquiry of lawyers presently in our firm who, according to our records, have been engaged in legal services on behalf of Focal during that period and by examining certain current records that we maintain for our internal operations. In that process we have not undertaken any independent review of documents or records (other than the identification of lawyers and matters through current records referenced in the preceding sentence) concerning Focal that are in our possession.

     (a) We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and, subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

               (i) Focal is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references in this letter to the Final Memorandum being taken to mean the Final Memorandum as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction listed in Schedule 1.

               (ii) Each of the subsidiaries of Focal listed on Schedule 2 (the "Listed Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction listed in Schedule 2.

               (iii) The Purchase Agreement respecting the Senior Notes has been duly authorized, executed and delivered by Focal.

               (iv) The Indenture has been duly authorized, executed and delivered by Focal and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of Focal, enforceable against Focal in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (v) The Senior Notes have been duly authorized by Focal, and when executed by Focal and when duly authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and

                                     E-1-3

Salomon Smith Barney Inc., et al.
January ___, 2000


          delivery of the Indenture by the Trustee) and delivered upon payment of the purchase price therefor, will constitute valid and binding obligations of Focal entitled to the benefits of the Indenture, enforceable against Focal in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Focal, enforceable against Focal in accordance with its terms except as: (a) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law), and (c) the rights to indemnification and contribution thereunder may be limited by state or federal securities laws or the policies underlying such laws.

               (vii) The execution and delivery by Focal of, and the performance by Focal of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Senior Notes will not: (A) result in a breach or default by Focal or any Listed Subsidiary under any indenture, mortgage, loan agreement or other agreement or instrument by which Focal or such Listed Subsidiary is bound or to which Focal or Listed Subsidiary is a party, and, in each such case, which (i) is set forth on Schedule 3 hereto and (ii) Focal has certified to us is material to Focal and the Listed Subsidiaries on a consolidated basis, (B) conflict with or result in any default under the Certificate of Incorporation or the By-laws of Focal, or (C) result in the violation by Focal or a Listed Subsidiary of any statute, rule or regulation of any court or governmental agency or body applicable to Focal or such Listed Subsidiary, or any order of any court or government agency or body known to us by which Focal or such Listed Subsidiary is bound, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under applicable law to be obtained by Focal as of the Closing Date for the performance by Focal or any Listed Subsidiary of their obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Senior Notes, except that (x) with respect to the Act and the rules and regulations promulgated thereunder, our opinion is limited to the matters expressed in paragraphs (a)(ix) and (b) below, it being understood that you have not requested and we are not expressing any

                                     E-1-4

Salomon Smith Barney Inc., et al.
January ___, 2000


          opinion as to any state securities or "blue sky" laws, and (y) with respect to the opinion set forth in clause (A) or (C) of this paragraph (vii), we express no opinion with respect to any conflict, default or violation (I) not readily ascertainable from the face of any indenture, loan agreement, agreement, decree or order, (II) arising under or based upon any cross-default provision insofar as it relates to a default under any indenture, loan agreement or agreement not described on Schedule 3 to this opinion, or (III) arising under or based upon any covenant of a financial or numerical nature or requiring computation.

               (viii) Except as disclosed in the Final Memorandum, we are not acting as counsel for Focal in any pending litigation that potentially involves a loss contingency in which Focal is a party, which would be required to be disclosed pursuant to Item 103 of Regulation S-K, and, to our knowledge, none of such pending litigation disclosed in the Final Memorandum seeks to enjoin or prevent Focal from performing its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, or the Senior Notes.

               (ix) Assuming (A) the accuracy of the representations and warranties of Focal set forth in Section 1 of the Purchase Agreement,
          (B) the due performance by Focal of the agreements set forth in
          Section 5 of the Purchase Agreement, (C) the accuracy of the representations and warranties made by the Initial Purchasers in
          Section 4 of the Purchase Agreement and the due performance by the Initial Purchasers of the agreements set forth in Section 4 of the Purchase Agreement (including all exhibits thereto), (D) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Purchase Agreement and the Final Memorandum, (E) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell Notes, and
          (F) the sale of the Senior Notes takes place as described in the Final Memorandum under the caption "Plan of Distribution," it is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Senior Notes by the Initial Purchasers in accordance with Section 4 of the Purchase Agreement to register the Senior Notes under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is hereby expressed as to any subsequent resale of any Senior Notes.

               (x) Focal is not, and after giving effect to the application of the proceeds of the offering as described in the Final Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                                     E-1-5

Salomon Smith Barney Inc., et al.
January ___, 2000


     (b) We have participated in the preparation of the Final Memorandum (the documents incorporated into the Final Memorandum by reference having previously been prepared and filed by Focal without our participation). From time to time we have had discussions with officers, directors, and employees of Focal, Arthur Andersen LLP, the independent accountants who examined certain of the financial statements of Focal and its consolidated subsidiaries included or incorporated by reference in the Final Memorandum and your representatives concerning the information contained in the Final Memorandum. We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness, or fairness of the information contained or incorporated by reference in the Final Memorandum, except as to the sections in the Final Memorandum referred to in the following paragraph. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Final Memorandum (except for the Regulatory Matters (as defined below) or the Excluded Information (as defined below), as to which we express no opinion), as of the date of the Final Memorandum or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) We are further of the opinion that the statements contained in the Final Memorandum under the captions "Descriptions of the Notes" and "Notice to Investors," insofar as they constitute a summary of the legal matters or documents referred to therein, fairly summarize such matters, and that the statements contained in the Final Memorandum under the caption "United States Federal Tax Considerations to Non-U.S. Holders" insofar as such statements purport to summarize the provisions and matters of law referred to therein are fair summaries of such matters of law.

     With respect to the opinions and views set forth herein, it is understood that you are not requesting and we express no opinion or view as to (1) Regulatory Matters (as defined below) or the matters (including, without limitation, laws, regulations, contracts (including interconnection agreements), franchises, proceedings and other arrangements) described or of the type described under the headings, "Risk Factors--Internet-Related Reciprocal Compensation--Our entitlement to reciprocal compensation for Internet traffic is subject to uncertainties that could adversely affect us," "Risk Factors-- Regulation--We are subject to significant regulation that could change in a manner adverse to us," "Risk Factors--Relationship with ILECs--Our reliance on ILEC interconnection and changes to our agreements with the ILECs could have a material adverse effect on us," "Risk Factors--Competition--We compete in the telecommunications industry with participants that have greater resources, a more established network and a broader customer base than we do,"
"Risk Factors--Franchises and Rights-of-Way--Our ability to develop networks will be adversely affected if we cannot obtain necessary permits and rights-of-way," "Business--Competition," "Business--Regulation," and the second paragraph under "Business--Legal and Administrative Proceedings" in the Final Memorandum of (2) international and United States federal, state and local statutes and regulations and contracts

                                     E-1-6

Salomon Smith Barney Inc., et al.
January ___, 2000


(including interconnection agreements), franchises, proceedings and other arrangements, relating to telecommunications regulatory matters (collectively, "Regulatory Matters").

     In rendering the opinions set forth in paragraph (a)(iv), (v) and (vi) regarding the validity, binding effect or enforcability of any provision in the agreements or instruments described therein, we express no opinion as to any provision:

     (a) relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York; or

     (b) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court in the State of New York.

     With respect to the 1940 Act and the rules and regulations promulgated thereunder, our opinion is limited to the matters expressed in paragraph (a)(x) above. With respect to the opinion set forth in paragraph (a)(x) above, (i) we have relied solely upon the facts set forth in a certificate of the Company's Treasurer and our review and analysis of the information referred to therein,
(ii) we have reviewed Focal's unconsolidated balance sheet as of November 30, 1999 and have not reviewed or analyzed any information later than that date, and
(iii) we have assumed that Focal has received and will invest at least 78% of the net proceeds (which Focal has advised us is a percentage consistent with Focal's historical investment practice) of the Senior Notes in checking or savings account, government securities (as that term is defined in the 1940 Act) or commercial paper maturing less than 90 days from the date of its purchase by Focal.

     In rendering the opinions set forth herein, we express no opinion as to (A) the application of laws other than (i) the laws of the State of New York, (ii) the corporate laws of the State of Delaware, and (iii) the federal laws of the United States of America, or (B) the statutes administered by, the rules and regulations of, or matters within the purview of the Federal Communications Commission, any comparable state governmental authority or agency, or any state public utility commission or comparable state authority or agency. As used in this opinion, the term "Excluded Information" means the operating statistics, financial statements, financial schedules and other financial data included in or incorporated by reference into the Final Memorandum.

     With your consent, we have not expressed any opinion or view with respect to matters relating to Focal Communications Corporation of Virginia, which matters are covered by the opinion, dated of even date herewith, of Swidler Berlin Shereff Friedman, LLP, special Virginia counsel to Focal.

                                     E-1-7

Salomon Smith Barney Inc., et al.
January ___, 2000


     This Opinion Letter is furnished to you for your exclusive use solely in connection with the Purchase Agreement and the Final Memorandum and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                      Very truly yours,



                                      JONES, DAY, REAVIS & POGUE

                                     E-1-8

                                                                     EXHIBIT E-2

                             FORM OF SBSF OPINION

                                     E-2-1

                            [FORM OF SBSF OPINION]


                               January 12, 2000



Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

     Re:  Focal Communications Corporation of Virginia

Ladies and Gentlemen:

     We have acted as special Virginia counsel for Focal Communications Corporation of Virginia, a Virginia corporation (the "Company"), in connection with the issuance and sale by Focal Communications Corporation, a Delaware corporation ("Focal"), of $275,000,000 [__]% Senior Notes Due 2010 pursuant to the Purchase Agreement dated January 7, 2000 among Focal, Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, TD Securities (USA) Inc., Banc of America Securities LLC, c/o Salomon Smith Barney Inc. ("Purchase Agreement").

     This opinion is being delivered to you at the request of the Company and Focal pursuant to Section 6(a) of the Purchase Agreement. Capitalized terms used herein and not defined herein have the respective meanings ascribed to such terms in the Purchase Agreement.

     In this limited capacity, and for purposes of this opinion, we have examined the following documents:

     1.   the Purchase Agreement,

     2.   the Final Offering Memorandum,

     3. the Articles of Incorporation of the Company, as certified by the State Corporation Commission of the Commonwealth of Virginia on July 21, 1999, and a certificate of the Secretary of the Company that there have been no amendments thereto ("Articles of Incorporation"),


                                     E-2-2

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
January 12, 2000
Page 2

     4. the Bylaws of the Company, certified by the Secretary of the Company as presently being in effect (the "Bylaws"),

     5. the minutes of the Company, certified by the Secretary of the Company as being true and correct,

     6. the stock ledger of the Company, certified by the Secretary of the Company as being true and correct, and

     7. a certificate of John R. Barnicle, Executive Vice President and Chief Operating Officer of the Company (the "Declaration").

     In rendering the opinions expressed below, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) that where any signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had the power and authority to do so; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies; (v) that the documents, instruments and agreements shown to us are complete and no modifications to any thereof exist;
(vi) that the representations and warranties as to factual matters made by Focal in the Purchase Agreement are true and complete; (vii) that each individual who executes any document, instrument or agreement is legally competent to do so; and (viii) that each party, other than the Company, that has executed or will execute a document, instrument or agreement to which the Company is a signatory has all requisite power and authority and has duly and validly taken all necessary action to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, that all such documents, instruments and agreements have been duly and validly executed and delivered by such party and that all such documents, instruments and agreements are legal, binding and enforceable obligations of such party. We have also assumed, without independent inquiry, that there are no agreements or understandings between or among the Company or Focal and other parties other than those disclosed in the Purchase Agreement that would expand, modify or otherwise affect the terms of the Purchase Agreement or the rights or obligations thereunder of the parties thereto, and that those documents accurately and completely set forth the agreement of all parties thereto.

     As to matters of fact, we have relied upon, and assumed the accuracy, completeness and genuineness of the Declaration. We have no knowledge that any such factual matters are untrue, but we have performed no investigation or verification of such factual matters.


                                     E-2-3

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
January 12, 2000
Page 3

     Whenever our opinion herein is indicated to be based on our knowledge, or otherwise based on information known to us, it signifies that during the course of our representation of the Company, no information has come to the attention of lawyers in this firm whom we reasonably believe should be consulted in connection with the execution and delivery of the Purchase Agreement and the transactions contemplated thereby, which gave such lawyers actual knowledge inconsistent with such opinion.

     This opinion is given as of the date hereof, and we assume no obligation to notify you of any changes in this opinion as a result of any facts that may come to our attention in the future, nor do we assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention.

     Except as otherwise stated in this paragraph, this opinion does not relate to any law other than the laws of the Commonwealth of Virginia as currently in effect. To the extent that laws other than the foregoing are applicable with respect to matters set forth in this opinion, we have assumed that such laws are either identical to, or would be applied in a manner consistent with, the laws of the Commonwealth of Virginia. Without limiting the generality of the foregoing, we express no opinion with respect to compliance or noncompliance with state securities and Blue Sky laws, rules and regulations, with the antifraud provisions of state and federal securities laws, rules and regulations or with any state or federal telecommunications laws.

     Based upon the assumptions and qualifications set forth in this letter, it is our opinion as of the date hereof that:

     1. Based solely on the good standing certificate issued by the State Corporation Commission of the Commonwealth of Virginia, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power and authority necessary to own or lease, as the case may be, its properties and conduct its business as it is now conducted. Based solely on the Declaration, the Commonwealth of Virginia is the only jurisdiction in which the ownership, lease or operation of property or the conduct of the Company's business has heretofore required such qualification.

     2. To our knowledge, based solely on the Declaration and our review of the minute books and stock ledgers of the Company, and assuming that the Company has taken the actions with respect to its capital stock authorized by the minutes set forth in such minute books and has taken no action inconsistent therewith or action other than authorized by such minute books, (a) all of the issued and outstanding shares of capital stock of the Company are owned of record by Focal Communications Corporation of the Mid-Atlantic ("Mid-Atlantic"), and (b) assuming further that


                                     E-2-4

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
January 12, 2000
Page 4

Mid-Atlantic has not taken any action to pledge, assign or otherwise encumber or transfer any interest in or to the shares of the capital stock of the Company owned of record by it, such shares are not subject to any adverse claim (as defined in Section 8-302 of the Virginia Uniform Commercial Code), except as disclosed in the Final Offering Memorandum.

     3. The performance of the Purchase Agreement by Focal and the consummation by Focal of the transactions contemplated thereby will not (a) result in a breach or default by the Company under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument by which the Company is bound or to which the Company is a party and, in each such case, which (i) is set forth on Annex A hereto and (ii) Focal has certified to us is material to Focal and all of its Material Subsidiaries on a consolidated basis, (b) conflict with or result in any default under the Articles of Incorporation or the Bylaws or (c) result in the violation by the Company of any statute, rule or regulation of the Commonwealth of Virginia or of any governmental agency or body of the Commonwealth of Virginia applicable to the Company, or any order of any court or governmental agency or body of the Commonwealth of Virginia known to us by which the Company is bound.

     The opinions expressed in this letter are subject in all respects to the following additional qualifications: (1) this opinion is limited to the transactions that are being consummated on the date hereof pursuant to the Purchase Agreement and does not address any transaction that may take place after the date hereof, and (2) no opinion is rendered as to matters not specifically referred to herein or as to any fact or circumstance that hereafter may come to our attention or any change in law that hereafter may occur, and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to such matters.

     This opinion is given solely for your benefit and you may rely upon this opinion in connection with the Purchase Agreement upon the understanding that we are not assuming any professional responsibility to any other person. This opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                           SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



                                     E-2-5

                                                                       EXHIBIT F

                             FORM OF SBSF OPINION

                            [FORM OF SBSF OPINION]


                               January 12, 2000



Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

     Re:  Focal Communications Corporation ____% Senior Notes Due 2010

Ladies and Gentlemen:

     We have acted as special U.S. telecommunications regulatory counsel to Focal Communications Corporation, a Delaware corporation, and its operating subsidiaries listed in Attachment A (collectively the "Company"). This opinion is being delivered to you pursuant to Section 6(b) of the Purchase Agreement dated January 7, 2000 entered into among the Company, Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, TD Securities (USA) Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers (the "Purchase Agreement"). Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement.

     Our opinion is limited to certain U.S. telecommunications regulatory matters specifically related to the Communications Act of 1934, as amended, including amendments made by the Telecommunications Act of 1996, 47 U.S.C. (S) 151 et seq., and the rules, regulations and orders of the Federal Communications Commission ("FCC") (collectively the "Communications Act"), and state statutes governing intrastate telecommunications (in those states (the "States") listed in Appendix A), and the rules, regulations and orders of comparable state regulatory commissions ("State Commissions") with primary regulatory jurisdiction over the intrastate telecommunications services of the Company (collectively "State Telecommunications Laws"). We express no opinion and assume no responsibility as to the applicability of any other U.S., state, local, foreign, supranatural or regional laws or regulations, including, but not limited to, laws governing the corporate organization, authority to transact business or tax liability of the Company, its subsidiaries or joint ventures. However, we note that we are today providing a separate opinion with respect to Focal Communications Corporation of Virginia.

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 2


     In this limited capacity, and for the purposes of this opinion, we have reviewed sections of the Company's Final Offering Memorandum dated January 7, 2000, under the captions "Risk Factors - Internet-Related Reciprocal Compensation - Our entitlement to reciprocal compensation for Internet traffic is subject to uncertainties that could adversely affect us," "Risk Factors - Regulation - We are subject to significant regulation that could change in a manner adverse to us," "Risk Factors - Relationship with ILECs - Our reliance on ILEC interconnections and changes to our agreements with the ILECs could have a material adverse effect on us," "Risk Factors - Competition - We compete in the telecommunications industry with participants that have greater resources, a more established network and a broader customer base than we do," "Risk Factors-Franchises and Rights-of-Way - Our ability to develop networks will be adversely affected if we cannot obtain necessary permits and rights-of-way," "Business - Competition," "Business - Regulation," and the first and second paragraphs under "Business - Legal and Administrative Proceedings," the Officer's Certificate attached hereto as Appendix C (the "Certificate"), the Licenses (as hereinafter defined) issued to the Company by the FCC and the State Commissions, and the Purchase Agreement. In our review of such documents and such other documents as we have deemed necessary or appropriate to form the basis for the opinions hereinafter expressed, we have assumed without independent investigation (i) the genuineness of all signatures; (ii) that where any signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had authority to do so; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies; and (v) the conformity of all provisions, terms, and conditions contained in documents submitted to us in draft form with the provisions, terms, and conditions contained in the executed final versions of such documents. We have also assumed, without independent inquiry, that there are no agreements or understandings between or among the Company and other parties (other than those disclosed in the Purchase Agreement and the Final Offering Memorandum) that would expand, modify, or otherwise affect the terms of the Final Offering Memorandum or the rights or obligations thereunder of the parties thereto, and that those documents accurately and completely set forth the agreement of all parties thereto.

     Although we have acted as special U.S. telecommunications regulatory counsel in specific telecommunications regulatory matters to the Company, we draw your attention to the fact that we have not undertaken any on-site or other physical inspections of its business or properties, and we have not independently verified the manner in which its business is operated.

     In connection with this opinion as to matters of fact, we have relied upon the representations and warranties of the Company and the Company's officers set out in the Purchase Agreement, the Final Offering Memorandum and the Certificate. We have not undertaken any independent investigation to verify any such matters, and our opinion is therefore, as to such factual matters,

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 3


based solely upon such representations and warranties. Whenever in this opinion we limit our opinion to "to our knowledge," our statements are based solely on the Certificate and any information that actually became known to the telecommunications attorneys of this firm who are regularly involved in representing the Company in the course of their performance of such representation, and during a review of the publicly available files of the FCC and the State Commission Certificates. Wherever in our opinion we state that the Company has filed a tariff at the FCC or any of the State Commissions, we express no opinion whatsoever concerning whether, and to what extent, such tariff reflects its current actual rates and services or complies with the specific format, rate structure, and other tariff rules of the FCC or State Commissions.

     For purposes of this opinion, we have made such examination of the Communications Act and the State Telecommunications Laws as we have deemed necessary. In the course of developing this opinion, we have examined only actions and approvals arising out of, relating to, or taken pursuant to the provisions of the Communications Act and State Telecommunications Laws. We have not undertaken to determine the existence of any actions, approvals or proceedings, whether outstanding, pending or threatened, before persons or entities other than the FCC or the State Commissions.

     This opinion is given as of the date hereof, and we assume no obligation to notify you of any changes in this opinion as a result of any facts that may come to our attention in the future, nor do we assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention, or to assess the likelihood or effect of any event, including any proceeding or appeal which hereafter may be initiated by or before the FCC, any State Commission, or any federal or state court or government agency, or any changes in laws, rules or regulations, or the interpretation of such, which may hereafter occur, or of any material changes in the terms of the transactions contemplated in the Purchase Agreement.

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 4


     On the basis of the foregoing, and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1. To our knowledge, Appendix A attached hereto accurately and completely lists all of the certifications and authorizations held by the Company which have been issued by the FCC or the State Commissions. The Company has the certificates and authorizations, if any, required by the Communications Act and the State Telecommunications Laws (collectively the "Licenses") for the provision of telecommunications services as described in the Final Offering Memorandum.

2. To our knowledge: (i) the Licenses are validly issued; and (ii) the Licenses are in full force and effect and are not subject to conditions outside of the ordinary course.

3. Based solely on the Certificate, the Company has filed the regulatory tariffs (the "Tariffs") described in Appendix B attached hereto. To our knowledge, such Tariffs are in full force and effect and there is no outstanding notice of suspension, cancellation or termination, or any threatened suspension, cancellation or termination with respect to such Tariffs. Based solely on the Certificate, the Company has not received any notice, and is not subject to any restrictions or conditions applicable to its Tariffs, that limit or would limit the operations of the Company (other than restrictions or conditions generally applicable to Tariffs of that type).

4. To our knowledge, the Company is not subject to any pending or threatened complaint, investigation or proceeding or litigation before the FCC or any State Commission, or any appeals in any state or federal court relating thereto, based on any alleged violation by the Company in connection with its provision of or failure to provide telecommunications service, or before any state or federal court arising out of alleged violations of or disputes under the Communications Act or State Telecommunications Laws.

5. The Company has the consents or approvals, if any, of the FCC and each State Commission required for the consummation of the transactions contemplated by the Purchase Agreement.

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 5



6. Neither the execution and delivery of the Purchase Agreement by the Company, nor the issuance and sale of the Notes contemplated therein by the Company nor the performance by the Company of its obligations under the Purchase Agreement will violate the Communications Act or the State Telecommunications Laws applicable to the Company.

7. Based solely upon a review of our files, the public files of the FCC and telephonic contact with State Commissions, and to our knowledge, except as disclosed in the Final Offering Memorandum: (1) the Company is not a party to any complaint, action or other proceeding pending at the FCC or any of the State Commissions, (ii) Appendix A includes all applications on behalf of the Company or with respect to the Licenses that are now pending before the FCC and/or State Commissions; and (iii) the Company has not been the subject of any final adverse order, decree or ruling of the FCC or any of the State Commissions (including any notice of forfeiture which has been paid).

8. The statements in the Final Offering Memorandum under the captions of "Risk Factors - Internet-Related Reciprocal Compensation - Our entitlement to reciprocal compensation for Internet traffic is subject to uncertainties that could adversely affect us," "Risk Factors - Regulation - We are subject to significant regulation that could change in a manner adverse to us," "Risk Factors - Relationship with ILECs - Our reliance on ILEC interconnections and changes to our agreements with the ILECs could have a material adverse effect on us," "Risk Factors - Competition - We compete in the telecommunications industry with participants that have greater resources, a more established network and a broader customer base than we do," "Risk Factors - Franchises and Rights-of-Way - Our ability to develop networks will be adversely affected if we cannot obtain necessary permits and rights-of-way," "Business - Competition," "Business - Regulation," and the first and second paragraphs under "Business - Legal and Administrative Proceedings," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Commissions with respect to telecommunications matters referred to therein, are accurate in all material respects, and fairly summarize the matters therein described.

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 6


     No facts have come to the attention of those telecommunications attorneys of this firm who are regularly involved in representing the Company to cause us to believe, and we have no reason to believe, that as of the Closing Date, the statements in the Final Offering Memorandum under the captions "Risk Factors - Internet-related Reciprocal Compensation - Our entitlement to reciprocal compensation for Internet traffic is subject to uncertainties that could adversely affect us," "Risk Factors - Regulation - We are subject to significant regulation that could change in a manner adverse to us," "Risk Factors - Relationship with ILECs - Our reliance on ILEC interconnections and changes to our agreements with the ILECs could have a material adverse effect on us," "Risk Factors - Competition - We compete in the telecommunications industry with participants that have greater resources, a more established network and a broader customer base than we do," "Risk Factors - Franchises and Rights-of-
Way - Our ability to develop networks will be adversely affected if we cannot obtain necessary permits and rights-of-way," "Business - Competition"
"Business -Regulation," and the first and second paragraphs under "Business - Legal and Administrative Proceedings," contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     The opinions expressed in this letter are subject in all respects to the following additional qualifications: (a) this opinion addresses only the transactions that are being consummated on the date hereof and does not address any transaction that may take place after the Closing Date; (b) any action that would transfer de facto (actual) or de jure (legal) control of the Company is subject to the requirement for prior approval from the FCC and/or State Commissions; (c) no opinion is rendered as to matters not specifically referred to herein or as to any fact or circumstance that hereafter may come to our attention or any change in law that hereafter may occur, and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to such matters; (d) all opinions expressed in this letter are limited solely to the effect of the Communications Act and State Telecommunications Laws as presently in effect on the telecommunications business of the Company, and we express no opinion as to the effect of any other federal, state, local, foreign, supranational or regional statute or equitable doctrine or common law or of the regulations of any other agency or administrative body; (e) other than as expressly stated in numbered paragraphs
(1) through (8), no opinion is rendered as to the compliance of the Company in the past or in the future with any or all conditions or other requirements of the FCC and the State Commissions contained in the orders, if any, authorizing the operations of the Company or otherwise imposed by statute, rule, regulation or policy, and we assume no obligation to ensure that the Company complies with such conditions or requirements; (f) we express no opinion as to the effect of any failure by the Company to comply with any conditions or requirements of the FCC and State Commissions; and (g) we express no opinion with respect to any parties or entities other than the Company. We are admitted to the District of Columbia Bar and, with respect to any matters

Salomon Smith Barney
Donaldson, Lufkin and Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
Banc of America Securities LLC
January 12, 2000
Page 7


concerning the State Telecommunications Laws, we draw your attention to the fact that the members of the firm involved in the preparation of this opinion letter, although generally familiar with the State Telecommunications Laws, are not admitted to all of the bars of the States in which the State Commissions are located.

     This opinion is given solely for the benefit of, and may be relied upon only by, the Lenders in connection with the transactions contemplated under the Loan Agreement. No other person has the right to rely upon it, nor may it be quoted, used, relied upon, redelivered, or referred to by any governmental agency or any other person or entity, without the prior written consent of this firm.



                                            SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



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